EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement (on Form S-8; File No. 333-139517) of Kreisler Manufacturing Corporation of our report dated August 10, 2007 on the consolidated financial statements, which appears in Kreisler Manufacturing Corporation’s Annual Report on Form 10-KSB for the year ended June 30, 2007.

/s/ Rothstein, Kass & Company, P.C.
Roseland, New Jersey

October 25, 2007